EXHIBIT 16.1
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                         [Ernst & Young LLP Letterhead]


Exhibit 16.1 to Form 8-K

April 15, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 15, 2004, of BKF Capital Group, Inc. and are in agreement with the statements contained in the (ii), (iv) and (v) paragraphs on page 2 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.


                                                     /s/ Ernst & Young LLP